UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2006
Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

5000 Legacy Drive, Ste.470 Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)
(972) 943-6040
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Press Release

Forward-Looking Statements
This Current Report on Form 8-K (including the exhibit) contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements include, but are not limited to, the information concerning statements that the Company will record $650,000 in revenues and the estimated energy and cost savings resulting from the use of the Company’s products. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this report are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this report, including, without limitation, general economic conditions, proper use of the Company’s products, the Company’s dependence on third-party suppliers, and disputes arising under the contract, and other risks described from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements .
Item 8.01 Other Events
Global Energy Group, Inc. (the “Company”) issued its press release on May 1 announcing that it had completed the installation of over 100 EER+ units and retrofitted over 1,600 indoor lighting fixtures at the Cherokee Nation Tribal Complex in Tahlequah, Oklahoma. The project is estimated to save in excess of $1,000,000 in energy expenses at the Complex over the life of the units, based on current energy costs, through the increased efficiency and effectiveness of the air conditioning and lighting units. The Company expects to record $650,000 of revenue as a result of the completion of this project.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release issued by Global Energy Group, Inc., dated May 1, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.
/s/ John R. Bailey
John R. Bailey, Chief Financial Officer

Date: May 4, 2006